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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                            PREFERRED NETWORKS, INC.

                             (a Georgia corporation)

                                   ARTICLE IV

                                  Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date, at such time and at such place as shall be set by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, the Board of Directors, and by holders of outstanding stock having not less than seventy-five percent of the votes entitled to be cast by all of the outstanding shares of the Company.

         Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting of shareholders. If no designation is made the place of the meeting shall be the principal office of the Company.

         Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

         Section 5. Quorum. Except as otherwise provided by the Company's Articles of Incorporation (the "Articles of Incorporation") or the Georgia Business Corporation Code (the "GBCC"), a majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group at a meeting of shareholders.


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If less than a quorum is represented at a meeting, the meeting may be adjourned without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall not exceed thirty days for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

         If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw adopted by the shareholders under Section 14-2-1021 of the GBCC, or the GBCC requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors of the Company shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy authorized by the shareholder or his duly authorized attorney in fact in the manner authorized by the GBCC. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders except as otherwise provided in the Articles of Incorporation or the GBCC. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 8. Action Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken or which may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on such action.

                                    ARTICLE V

                               Board of Directors

         Section 1. Number and Election of Board. The Board of Directors shall consist of such number of directors as fixed or changed from time to time by the Board of Directors and shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the 1998 annual meeting of shareholders; each initial director in Class II shall hold office until the 1999 annual

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meeting of shareholders; and each initial director in Class III shall hold office until the 2000 annual meeting of shareholders. Each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that the total number of directors at any time shall not be less than three unless these Articles of Incorporation are amended to delete the classification of the Board of Directors. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors chosen to fill a vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, and any directors chosen by reason of an increase in the number of directors shall hold office until the next election of directors by the shareholders and until their successors shall be elected and qualified. Subject to the foregoing and the GBCC, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Section 2.      Resignation and Removal.

                  (a) Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, or to the Secretary of the Company. Such resignation shall take effect at the time delivered unless a later date is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (b) Removal. Any director or the entire Board of Directors may be removed by the shareholders at any time, with or without cause, except as otherwise provided by law.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may adopt a resolution as to the time and place for the holding of additional regular meetings without notice other than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by him or them.

         Section 5. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed (first class mail) to each director at his business address or by notice given by telegraph or telecopy to such address. If mailed, such notice shall be deemed to be delivered five days following the deposit of such notice in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

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If notice is given by telecopy, such notice shall be deemed to be delivered upon printed statement of receipt by the transmitting telecopier. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. But if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Action. Except as otherwise provided in the Articles of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Expenses: Compensation. The Company shall pay the actual out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof; provided, that the Company shall not be obligated to pay for any of such expenses that are significantly in excess of the customary out-of-pocket expenses that would have been incurred for travel to such meetings from such director's home or office. In addition to the payment of each director's expenses as provided in the preceding sentence, each director may, by resolution of the Board of Directors, be paid a fixed sum for attendance at each meeting or a stated annual amount or be provided other compensation in cash, stock or other property for service as a director. No director shall be precluded from serving the Company in any other capacity and receiving compensation therefor.

         Section 9. Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he files his written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

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         Section 11.     Action Without a Meeting. Any action required or
permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

         Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an executive committee and any other committee of the Board of Directors, the composition of each of which shall consist of one or more directors of the Company, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority to (i) approve or propose to shareholders action that the GBCC requires be approved by shareholders; (ii) fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the GBCC; (iv) adopt, amend or repeal the Bylaws of the Company; or (v) approve a plan of merger not requiring shareholder approval. Each such committee shall serve at the pleasure of the Board of Directors. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

                                   ARTICLE VI

                               Officers and Agents

         Section 1. General. The officers of the Company shall be a Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may appoint such other officers, assistant officers and agents, including assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such a manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries for all the officers of the Company shall be fixed by the Board of Directors. Any number of offices may be held by the same person. In all cases where duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

         Section 2. Election and Term of Office. The officers of the Company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

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         Section 4.      Vacancies. A vacancy in any office, however occurring,
may be filled by the Board of Directors.

         Section 5. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Company, and shall be responsible for the administration of the Company (including the general supervision of the policies of the Company, the general and active management of the financial affairs of the Company, and the supervision and direction of the actions of the other officers of the Company), shall have the authority to sign and deliver agreements, certificates and other instruments on behalf of the Company, and shall have all such other duties and powers that are incident to his office or that are from time to time assigned to him by the Board of Directors. He shall preside at all meetings of the Board of Directors and of the shareholders, and may delegate such authority to any other director or to an officer of the Company. The Chairman of the Board may exercise any powers, authorities or functions, granted or designated, to be performed by the President under the Bylaws or by law.

         Section 6. President. The President, subject to the direction of the Board of Directors and the Chairman of the Board, shall be the chief operating officer of the Company, shall have general supervision of the day-to-day affairs of the Company and supervision and direction of the actions of the other officers of the Company, shall have the power to sign and deliver agreements, certificates and other instruments on behalf of the Company, and shall have all such other duties and powers that are incident to his office or that are from time to time assigned by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, the President shall exercise all of the functions and perform all of the duties of the chief executive officer of the Company. In the absence of the Chairman of the Board, if the President has not delegated such authority, the President shall preside at meetings of the shareholders and, if the President is a director, at meetings of the Board of Directors.

         Section 7. Vice Presidents. Each Vice President shall perform such duties and exercise such powers as the Chairman of the Board, the President or the Board of Directors shall request or delegate and, unless the Board of Directors or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute agreements, certificates and other instruments on behalf of the Company, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his appointment, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is appointed at the same meeting, by the Vice President first listed in the action appointing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

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         Section 8.      Secretary. The Secretary shall prepare minutes of all
meetings of the shareholders of the Company and the Board of Directors, shall have charge of the minute books, share records and seal of the Company, shall authenticate records of the Company, and shall perform such other duties and have such other powers that are from time to time assigned by the Chairman of the Board, the President or the Board of Directors.

         Section 9. Treasurer. The Treasurer is the chief financial officer of the Company, and without limiting the foregoing, shall be charged with the management of the financial affairs of the Company. The Treasurer shall perform all of the duties incident to the office of treasurer and such other duties that are from time to time assigned by the Chairman of the Board, the President or the Board of Directors.

                                   ARTICLE VII

                                      Stock

         Section 1. Stock Certificates. Stock certificates shall be issued in consecutive order and shall be in a form or forms prescribed by the Board of Directors and shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and if there is a seal of the Company, such seal (or a facsimile of it) shall be affixed to share certificates. Signatures on a share certificate may be facsimiles but in such case the certificate must be countersigned by a transfer agent or registered by a registrar other than the Company or an employee of the Company.

         Section 2. Transfers of Shares. Transfers of shares shall be made in the share records of the Company upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized so to sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with applicable law, and subject to such other requirements as may be imposed by the Company.

         Section 3. Lost Certificates. The Company may issue a new stock certificate in place of any certificate previously issued by the Company and alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if the Company deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by the Company in such sum as the Company may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. The Company may also authorize the Company's transfer agent or registrar, if any, to issue replacement certificates on such terms and conditions as the Company specifies.

         Section 4. Regulations. Transfer Agents and Registrars. The Board of Directors may make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration and cancellation of share certificates not inconsistent with applicable law,

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the Articles of Incorporation or the Bylaws of the Company. The Board of
Directors may appoint one or more transfer agents or registrars, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

                                  ARTICLE VIII
                    Indemnification of Officers and Directors

         Section 1.      Indemnification.

                  (1) General. Pursuant to GBCC ss.14-2-859(a), the Company shall indemnify, and shall advance funds to pay for or reimburse expenses to, each person who:

                         (a) is or was a director or officer of the Company (including the heirs, executors, administrators or estate of such person); or


                         (b) while holding a status described in (a) above, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted under, and in accordance with the procedures required by, the GBCC.

                  (2) Subsequent Amendment. No amendment, termination or other elimination of this Article V or of any relevant provisions of the GBCC or of any other applicable law shall affect or diminish in any way the rights to indemnification under this Article V with respect to any action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, termination or other elimination.

                  (3) Other Rights; Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights permitted by applicable law to which a person seeking indemnification or advancement of expenses may be entitled, whether by contract or otherwise. Nothing contained in this Article V shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the GBCC.

                  (4) Continuation of Right to Indemnification. All rights to indemnification under this Article V (including those arising pursuant to subsection (3) above) shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Company and each such person or entity. This Article V shall be binding upon any successor corporation to the Company, whether by way of merger, consolidation, liquidation, dissolution or otherwise. This Article V shall obligate the Company to indemnify and advance expenses to

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directors and officers of Preferred Networks, Inc., a Delaware corporation and predecessor to the Company, in the same manner as officers and directors of the Company.

                  (5) Savings Clause. If this Article V or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify persons specified in this Article V to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

                  (8) Insurance. The Company may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, serves at the Company's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Company would have the power to indemnify or advance expenses to him or her against the same liability under these Bylaws and the GBCC.

                                   ARTICLE IX

                                   Amendments

         Subject to the Articles of Incorporation, these Bylaws and the GBCC, these Bylaws may be amended (or repealed and new bylaws adopted) by the shareholders of the Company or by the Board of Directors. The shareholders of the Company may provide expressly that any bylaws adopted, amended or repealed by them shall not be amended or repealed by the Board of Directors. A provision of the Bylaws limiting the authority of the Board or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders of the Company.

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